EXHIBIT 21
TO
ANNUAL REPORT
ON
FORM 10-K
FISCAL YEAR ENDED DECEMBER 31, 2007

Subsidiaries of the Registrant

Aggression Sports, Inc.	Colorado Corporation org. 1998 (Inactive)

Avatar Technology
Group, Inc.	Colorado Corporation org. 2004 (Spun-off September 30, 2006)